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                                                                   Exhibit 23.1


The Board of Directors
BiznessOnline.com, Inc.:

We consent to the incorporation by reference in this registration statement on Form S-8 of our reports which appear in the Registration Statement on Form SB-2 (No. 333-73067) of BiznessOnline.com, Inc.

                                  /s/ KPMG LLP

Providence, Rhode Island
October 13, 1999